UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2023

FLUENCE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40978	87-1304612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203
(Address of principal executive offices) (Zip Code)

(833) 358-3623
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	FLNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On November 22, 2023, Fluence Energy, Inc. (the "Company") entered into an asset-based syndicated credit agreement with revolving commitments in an aggregate principal amount of $400.0 million (the "ABL Facility") by and among Fluence Energy, LLC, as parent borrower, the Company, as parent, the other borrowers party thereto, the other guarantors party thereto, the lenders party thereto, and Barclays Bank PLC, as administrative agent (the "Credit Agreement"). The ABL Facility is secured by (i) a first priority pledge of Fluence Energy, Inc.'s equity interests in Fluence Energy, LLC and (ii) first priority security interests in, and mortgages on, substantially all tangible and intangible personal property and material fee-owned real property of the Company, Fluence Energy, LLC and Fluence Energy Global Production Operation, LLC, in each case, subject to customary exceptions and limitations. Borrowings under the ABL Facility will mature, and lending commitments thereunder will terminate, on November 22, 2027. Capitalized terms used herein that are not otherwise defined herein are defined in the Credit Agreement.

The ABL Facility provides for a borrowing base that is an amount equal to (a) the lesser of (i) 75% of each borrower's Eligible Inventory (valued as set forth in the Credit Agreement) and (ii) the product of (x) 85% multiplied by (y) the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal delivered to the Administrative Agent multiplied by (z) the borrowers' Eligible Inventory, plus (b) the lesser of (i) 75% of each borrower's Eligible In-Transit Inventory (valued as set forth in the Credit Agreement) and (ii) the product of (x) 85% multiplied by (y) the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal delivered to the Administrative Agent multiplied by (z) the borrowers' Eligible In-Transit Inventory; provided that the aggregate amount of (A) Eligible In-Transit Inventory included in the borrowing base at any time, plus (B) all Customer In-Transit Inventory included in the borrowing base shall not exceed the In-Transit Inventory Cap then in effect; minus (c) the aggregate amount of reserves, if any. The Company will provide a borrowing base certificate to lenders 20 days following the end of each calendar month, except during a reporting trigger period where it will provide such certificate on a weekly basis. The Credit Agreement provides for a full cash dominion period if (a) an event of default is occurring or (b) after the Availability Requirement Holiday, beginning on the date on which Excess Availability is less than the greater of (i) 12.5% of the Line Cap and (ii) if the Borrowing Base then in effect is (A) less than $200.0 million, $25.0 million, and (B) greater than or equal to $200.0 million, $50.0 million.

The ABL Facility sets forth that (i) loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus an additional margin ranging from 2.00% to 2.50%, depending on the Average Excess Availability during the applicable determination period, (ii) loans comprising each Canadian Prime Loan Borrowing shall bear interest at the Canadian Prime Rate plus an additional margin ranging from 1.00% to 1.50%, depending on the Average Excess Availability during the applicable determination period, and (iii) the loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or Adjusted Daily Compounded CORRA, as applicable plus an additional margin ranging from 1.00% to 1.50%, depending on the Average Excess Availability during the applicable determination period, in each instance subject to customary benchmark replacement provisions including, but not limited to, alternative benchmark rates, customary spread adjustments with respect to borrowings in foreign currencies and benchmark replacement conforming changes. Fluence Energy, LLC is required to pay to the lenders a commitment fee on the average daily unused portion of the commitments through maturity, which shall accrue at the rate of (a) until the last day of the first full calendar quarter following the closing of the ABL Facility, 0.450% per annum, and (b) thereafter, 0.450% per annum if average revolving loan utilization is less than or equal to 50% and 0.375% per annum if average revolving loan utilization is greater than 50%. The ABL Facility also provides for an initial letter of credit sublimit in the amount of $167.5 million, which sublimit may be increased to $200.0 million, if certain conditions are met. Each letter of credit issuance will be conditioned upon, among other conditions, the payment of certain customary issuance and administration fees, as well as payment of a fronting fee to each issuer thereof and payment of a letter of credit participation fee payable to the lenders.

The Credit Agreement contains customary covenants for this type of financing, including, but not limited to, covenants that restrict our ability to incur indebtedness; incur liens; sell, transfer, or dispose of property and assets; make investments or acquisitions; pay dividends, make distributions or other restricted payments; and engage in affiliate transactions. The Credit Agreement limits our ability to make certain payments, including dividends and distributions on Fluence Energy, LLC’s equity, the Company's equity and other restricted payments. Under the terms of the Credit Agreement, Fluence Energy, LLC and its subsidiaries are currently limited in their ability to pay cash dividends to, lend to, or make other investments in Fluence Energy, Inc., subject to certain exceptions. In addition, if certain payment conditions under the Credit Agreement are satisfied, including the satisfaction of a minimum excess availability requirement, then additional specified transactions may be made by the Company and its subsidiaries.

The foregoing description is a summary and does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

On the November 22, 2023, concurrently and in connection with entry into the Credit Agreement, the Company terminated its existing Revolving Credit Agreement, dated November 1, 2021, by and among Fluence Energy, LLC, as the borrower, the Company, as a parent guarantor, the subsidiary guarantors party thereto, the lenders party thereto and JP Morgan Chase Bank, N.A., as administrative agent and collateral agent (as amended, the “Terminated Revolving Credit Agreement”), which provided for borrowings up to $200.0 million under a secured revolving credit facility. The Terminated Revolving Credit Agreement was scheduled to mature on November 1, 2025. On the termination date, the Company prepaid all amounts outstanding under the Terminated Revolving Credit Agreement and terminated all Commitments (as defined in the Terminated Revolving Credit Agreement) thereunder. No penalties were due or owing, and no penalties were required to be paid as a result of the termination.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 above and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 27, 2023, the Company issued a press release (the “Press Release”) regarding the Company's entry into the ABL Facility. A copy of the Press Release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1
Syndicated Credit Agreement, dated as of November 22, 2023, by and among Fluence Energy, LLC, as Parent Borrower, the other borrowers party thereto, Fluence Energy, Inc., as the Parent, the other guarantors party thereto, the lenders party thereto, and Barclays Bank PLC, as Administrative Agent.

99.1	Press Release of the Company, dated November 27, 2023.
104	Cover Page Interactive Data File formatted in iXBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUENCE ENERGY, INC.

Date: November 27, 2023	By:	/s/ Francis A. Fuselier
Francis A. Fuselier
Senior Vice President, General Counsel and Secretary